UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2008

MobiClear, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

27th Floor, Chatham House
Salcedo Village, Makati City
Philippines		1227
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-884-1793

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 8, 2008, Mobiclear Inc. entered into an agreement with Bastion Payment Systems Corporation to commercialize and host its personal identification verification products. Under the terms of the agreement, Bastion will extend to Mobiclear credit at an interest rate of 2% per month for payment for the services provided under the agreement.

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 18, 2008, Mobiclear Inc. entered into an agreement with Bastion Payment Systems Corporation to acquire Bastion’s two-thirds interest in Mobiclear Inc., a company organized in the Philippines (“Mobiclear PH”), for 1,250,000 shares of Mobiclear’s common stock. The closing price of Mobiclear’s common stock on the date of the transaction was $0.03 per share, making the market value of the 1,250,000 shares $37,500. This acquisition makes Mobiclear PH a wholly owned subsidiary of Mobiclear.

Simeon Ung, a director of MobiClear, is also the Vice Chairman and a stockholder of Bastion. Mr. Ung abstained from the decision to approve the transaction. Accordingly, the purchase price was not determined as a result of arm’s-length negotiations. The parties determined the purchase price based on their assessment of the value of the controlling interest in Mobiclear PH.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the acquisition described in Item 2.01 herein, Mobiclear issued 1,250,000 shares of its common stock to Bastion. Bastion was provided the opportunity to ask questions directly of Mobiclear’s management. No general solicitation was used. Bastion acknowledged in writing that it was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 18, 2008, Mobiclear hired Paul Pasion, age 39, to serve as its Chief Information Officer. Under the terms of his employment agreement, Mr. Pasion will be paid a salary of $10,000 per month.

As Chief Information Officer at Mobiclear, Mr. Pasion will be responsible for managing the ongoing development and deployment of the Mobiclear technologies. Mr. Pasion has been involved in the payments and financial software development industry for the past several years as an executive at the payment processor Bastion Payment Systems Corporation, where his team successfully launched a transaction processing gateway and various other payment management systems. Prior to his tenure at Bastion, Mr. Pasion worked in Tokyo for eight years at the Ebara Corporation and managed a wide variety of Overseas Development Aid projects with Japan Bank for International Cooperation, Asian Development Bank and World Bank. He holds degrees in Economics and Asian Studies from Oberlin College.

In addition to his duties with Mobiclear, Mr. Pasion is, and has been since 2004, an executive with CNP Worldwide, Inc., and is, and has been since 2001, a partner in Four Star Consulting.

As an officer and shareholder of Bastion Payment Systems Corporation, Mr. Pasion had an interest in the June 26, 2008, transaction in which MobiClear Inc. purchased three new security products from Bastion Payment Systems for 5,000,000 shares of Mobiclear’s common stock, which were issued upon completion of Mobiclear’s reverse split on July 21, 2008. The closing market price of Mobiclear’s common stock on June 26, 2008, after giving effect to the reverse split, was $0.125 per share, making the value of the transaction $625,000. Mr. Pasion’s interest in that transaction was approximately $75,000.

EXPLANATORY NOTE

The information in this report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts

10.14	Outsourcing Agreement between Bastion Payment Systems Corporation and Mobiclear Inc. dated August 8, 2008	Attached

10.15	Stock Purchase Agreement between Bastion Payment Systems Corporation and Mobiclear Inc. dated September 18, 2008	Attached

10.16	Employment Agreement between Mobiclear Inc. and Paul Pasion executed September 18, 2008, and effective as of September 1, 2008	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: October 13, 2008	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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